UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 30, 2019

(Date of earliest event reported)

Woodward, Inc.

(Exact name of registrant as specified in its charter)

DE	000-8408	36-1984010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1081 Woodward Way, Fort Collins, Colorado	80524
(Address of principal executive offices)	(Zip Code)

970-482-5811

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 30, 2019, Woodward, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The stockholders considered four proposals, each of which is described more fully in the Company’s proxy statement for the 2018 Annual Meeting. Set forth below are the final voting results on each matter submitted to a vote of the Company’s stockholders for the 2018 Annual Meeting.

Proposal 1. Election of four directors for a three-year term to hold office until the Company’s 2021 Annual Meeting to be held in or about January 2022:

	For	Against	Abstain	Broker Non-Votes
John D. Cohn	50,033,313	1,414,810	199,634	6,330,549
Eileen P. Drake	50,781,732	652,578	213,447	6,330,549
James R. Rulseh	49,853,568	1,591,460	202,729	6,330,549
Gregg C. Sengstack	50,942,384	449,345	256,028	6,330,549

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending September 30, 2019:

For	56,850,590
Against	1,002,930
Abstain	124,786

Proposal 3. Advisory resolution regarding the compensation of the Company’s named executive officers:

For	49,467,216
Against	1,862,691
Abstain	317,850
Broker Non-Votes	6,330,549

Proposal 4. Proposal for the approval of amendments to the Amended and Restated Woodward, Inc. 2017 Omnibus Incentive Plan:

For	48,139,138
Against	3,005,301
Abstain	503,318
Broker Non-Votes	6,330,549

Pursuant to the foregoing, the four nominees were each elected to serve on the Company’s Board of Directors and Proposals 2-4 were each approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1     Amended and Restated Woodward, Inc. 2017 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2019	WOODWARD, INC.

	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer